EXHIBIT 4.3
ANNEX IV



                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made as of March 16, 1999, by and among STARBASE CORPORATION, a Delaware corporation (the "Company"), with headquarters located at 4 Hutton Centre Drive, Suite 800, Santa Ana, California 92707 (the "Company"), and the undersigned (the "Purchaser").

                                    RECITALS

         A. In connection with the Securities Purchase Agreement dated of even date herewith by and between the Company and the Purchaser (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchaser (i) shares of Series I Preferred Stock of the Company (the "Preferred Stock") that is exchangeable into shares (the "Exchange Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") and (ii) Warrants (the "Warrants") entitling the holder thereof to purchase the number of shares of Common Stock pursuant to the limitations and conditions set forth in the Certificate of Designations, Preferences and Rights with respect to such Preferred Stock (the "Certificate of Designation"), in the form attached as Exhibit A to the Securities Purchase Agreement.

         B. To induce the Purchaser to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

I. DEFINITIONS
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         1.1      Definitions.  As used in this Agreement, the following terms shall have the following meanings:

                           (a) "Purchasers" means the Purchaser.
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                           (b) "register," "registered," and "registration"
refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                           (c) "Registrable Securities" means the Exchange
Shares (including any Exchange Shares issuable with respect to exchange default payments under the Certificate of Designation) issued or issuable with respect to the Preferred Stock, and the Warrant Shares issued or issuable with respect to the Warrants (without regard to any limitations on exchange or exercise), and any shares of capital stock issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to the Common Stock or any other Registrable Securities. For purposes of this Agreement, each security described above shall cease to be a Registrable Security when such security (i) has been effectively registered under the Securities Act, and has been disposed of pursuant to an effective registration statement covering such security, (ii) is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Act, or (iii) may be sold or transferred pursuant to Rule 144(k) (or any similar provision then in force) under the Act.

                           (d) "Registration Statement" means a registration
statement of the Company under the Securities Act.

1.2 Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.


II. REGISTRATION
    ------------

         2.1 Mandatory Registration. The Company shall prepare, and, on or prior to ninety (90) days after the date of the Closing (the "Filing Date"), file with the SEC a Registration Statement on Form S-3 or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities covering the resale of all of the Registrable Securities, which Registration Statement, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exchange of the Preferred Stock and the exercise of the Warrants
(i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the Exchange Price of the Preferred Stock or the Exercise Price of the Warrants in accordance with the terms thereof, as the case may be. The Registrable Securities included in the Registration Statement shall be allocated among the Purchasers as set forth in
Section 11.11 hereof. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of (which

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

approval shall not be unreasonably withheld or denied)) the Purchaser and a single counsel for the Purchaser prior to its filing or other submission.

         2.2 Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2.1 hereof involves an underwritten offering, the Purchasers who hold a majority in interest of the Registrable Securities subject to such underwritten offering, shall have the right to select a total of one legal counsel to represent the Purchasers and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

         2.3 Payments by the Company. The Company shall use its best efforts to cause the registration statement to become effective as soon as practicable, but in no event later than the one hundred and fiftieth (150th) day following the date of the Closing (the "Registration Deadline"). If (i) the registration statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2.1 hereof is not declared effective by the SEC on or before the Registration Deadline, or (ii) after the registration statement has been declared effective by the SEC, sales of all the Registrable Securities (including any Registrable Securities required to be registered pursuant to Section 3.2 hereof) cannot be made pursuant to the registration statement (by reason of a stop order or the Company's failure to update the registration statement or any other reason outside the control of the Purchaser), then the Company will make payments to the Purchasers in such amounts and at such times as shall be determined pursuant to this Section 2.3 as relief for the damages to the Purchasers by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). In such event, the Company shall pay to each Purchaser an amount equal to (A) .02 times (B) the aggregate purchase price of the Preferred Stock held by such Purchaser (including, without limitation, shares of Preferred Stock that have been exchanged into Exchange Shares) for each thirty (30) day period (pro rated based on the number of days if less than 30) following the Registration Deadline for the first two (2) thirty day periods, and then .03 times the aggregate purchase price of the Preferred Stock held by such purchaser for each thirty (30) day period thereafter prior to the date the Registration Statement filed pursuant to
Section 2.1 is declared effective by the SEC (the "Effective Date"). Such amounts shall be paid in cash or, at each Purchaser's option, may be exchangeable into Common Stock at the Exchange Price (as defined in the Certificate of Designation). If the Purchaser desires to exchange or exercise the amounts due hereunder into Registrable Securities it shall so notify the Company in writing within two (2) days prior to the date on which such amounts are first payable in cash and such amounts shall be so exchangeable (pursuant to the terms of the Certificate of Designation), beginning on the last day upon which the cash amount would otherwise be due in accordance with the following sentence. Payments of cash pursuant hereto shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, payments shall be made for each such thirty (30) day period within five (5) days after the end of such thirty (30) day period.

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

         2.4 Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Registration Statement required to be filed and/or amended pursuant to this Agreement is not effective, and during such period of ineffectiveness, the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to each Purchaser who has a right to have Registrable Securities covered by a Registration Statement pursuant to this Agreement written notice of such determination and, if within ten (10) days after the date of such notice, such Purchaser shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Purchaser requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Purchaser has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Purchasers seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Purchasers; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement. No right to registration of Registrable Securities under this Section 2.4 shall be construed to limit any registration required under Section 2.1 or 3.2 hereof. If an offering in connection with which a Purchaser is entitled to registration under this Section 2.4 is an underwritten offering, then each Purchaser whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.


         2.5 Eligibility for Form S-3. The Company represents and warrants that it meets the current requirements for the use of Form S-3 for registration of the sale by the Purchaser of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

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


III. OBLIGATIONS OF THE COMPANY
     --------------------------


         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         3.1 The Company shall prepare promptly and file with the SEC the Registration Statement required by Section 2.1, and use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold (and no further Registrable Securities may be issued in the future) and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Purchaser) may be immediately sold to the public without registration and without restriction as to the number of Registrable Securities to be sold, whether pursuant to Rule 144 or otherwise (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, except for any such untrue statement or omission provided to the Company by any Purchaser which is provided in writing by Purchaser expressly for use therein.

         3.2 The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until the termination of the Registration Period or, if earlier, such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is, for any five (5) consecutive trading days (the last of such five (5) trading days being the "Registration Trigger Date"), insufficient to cover one hundred twenty-five percent (125%) of the Registrable Securities issued or issuable upon exchange of the Preferred Stock held by any Purchaser, the Company shall amend, if permissible, the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover one hundred twenty-five percent (125%) of the Registrable Securities issued or issuable to such Purchaser, in each case, as soon as practicable, but in any event within five (5) business days in the case of an amendment and ten (10) business days in the case of a Registration Statement after the Registration Trigger Date (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

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

         3.3 The Company shall furnish to each Purchaser whose Registrable Securities are included in the Registration Statement and its legal counsel (a) promptly after the same is prepared and publicly distributed or filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2.1, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities owned (or to be owned) by such Purchaser.

         3.4 The Company shall use reasonable efforts to (a) register and qualify the Registrable Securities covered by the Registration Statement under securities laws of such jurisdictions in the United States as each Purchaser who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions which the Company reasonably deems necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (ii) subject itself to taxation in any such jurisdiction,
(iii) file a general consent to service of process in any such jurisdiction, or
(iv) provide any undertakings that cause the Company material expense or burden.

         3.5 As soon as practicable after becoming aware of such event, the Company shall notify (by telephone and also by facsimile and, if telephone contact is not made, by reputable overnight courier) each Purchaser of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly (but in any event within ten
(10) days) to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request.

         3.6 The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and to notify (by telephone and also by facsimile and reputable overnight carrier) each Purchaser who holds Registrable Securities

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

being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

         3.7 The Company shall permit a single firm of counsel designated by the Purchaser to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

         3.8 The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

         3.9 At the request of any Purchaser, the Company shall furnish, on the date of effectiveness of the Registration Statement and thereafter from time to time on such dates as a Purchaser may reasonably request written confirmation by the Company that the Registration Statement is effective.

         3.10 The Company shall make available at reasonable times for inspection by (i) any Purchaser and (ii) one firm of attorneys and one firm of accountants retained by the Purchasers (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), to enable each Inspector to exercise its due diligence responsibility, if any, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that Records which the Company determines, in good faith, to be confidential and which the Company notifies the Inspectors are confidential shall not be disclosed by the Inspectors for any reason unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Purchaser agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential by the Company. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and reasonable substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3.11.

         3.11 The Company shall hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal

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

process, (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement (to the knowledge of the Company), or (e) such Purchaser consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Purchaser prior to making such disclosure, and allow the Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         3.12 The Company shall cause the listing and the continuation of listing of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market System, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, and cause the Registrable Securities to be quoted or listed on each additional national securities exchange or quotation system upon which the Common Stock is then listed or quoted.

         3.13 The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

         3.14 At the reasonable request of any Purchaser, the Company shall promptly prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

         3.15 The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission).

         3.16 The Company shall take all such other actions as any Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.


IV. OBLIGATIONS OF THE PURCHASERS
    -----------------------------

         In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

         4.1 It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and

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

shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Purchaser of the information the Company requires from each such Purchaser.

         4.2 Each Purchaser, by such Purchaser's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements and any amendments and supplements thereto hereunder, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from the Registration Statement.

         4.3 Each Purchaser whose Registrable Securities are included in a Registration Statement understands that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such Registration Statement, and each such Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

         4.4 Each Purchaser agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 3.6, such Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 and, if so directed by the Company, such Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Purchaser's possession (other than a limited number of permanent file copies), of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         4.5 Without limiting a Purchaser's rights under Section 2.1 or 3.2 hereof, no Purchaser may participate in any underwritten distribution hereunder unless such Purchaser (a) agrees to sell such Purchaser's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Article V.

V. EXPENSES OF REGISTRATION
   ------------------------

         All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Articles II and III, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Purchasers pursuant to Section 2.2, hereof shall be borne by the Company.


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VI. INDEMNIFICATION
    ---------------

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         6.1 To the extent permitted by law, the Company will indemnify, hold harmless and defend (a) each Purchaser who holds such Registrable Securities,
(b) each underwriter of Registrable Securities and (c) the directors, officers, partners, members, employees, agents and persons who control any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6.3 with respect to the number of legal counsel, the Company shall reimburse the Purchasers, each such underwriter and controlling person, and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (x) shall not apply to an Indemnified Person with respect to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person,

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notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Article IX.

         6.2 In connection with any Registration Statement in which a Purchaser is participating, each such Purchaser agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6.1, the Company, each of its directors, each of its officers, its employees, agents and persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement, together with its directors, officers and members, and any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (each an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and subject to Section 6.3 such Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that a Purchaser shall be liable under this Agreement (including this Section 6.2 and Article
VII) for only that amount as does not exceed the net proceeds actually received by such Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchasers pursuant to Article IX. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

         6.3 Promptly after receipt by an Indemnified Person or Indemnified Party under this Article VI of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Article VI, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Purchasers holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Purchaser if they hold Registrable Securities included in such Registration Statement), if the Purchasers are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article VI, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

VII. CONTRIBUTION
     ------------

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article VI to the fullest extent permitted by law; provided, however, that
(i) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is a holder of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (ii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

VIII. REPORTS UNDER THE EXCHANGE ACT
      ------------------------------

         With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Purchasers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

         8.1 File with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4.3 of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and


         8.2 Furnish to each Purchaser so long as such Purchaser holds Preferred Stock, Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

IX. ASSIGNMENT OF REGISTRATION RIGHTS
    ---------------------------------

         The rights of the Purchasers hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assigned by each Purchaser to any entity majority-owned by Talisman Capital if: (a) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and
(ii) the securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws, (d) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (e) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement and applicable laws. No such assignment shall cause the Company to amend a registration statement.

X. AMENDMENT OF REGISTRATION RIGHTS
------------------------------------

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Purchasers who hold a majority interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Article X shall be binding upon each Purchaser and the Company. Notwithstanding the foregoing, no amendment or waiver shall retroactively affect any Purchaser without its consent or prospectively adversely affect any Purchaser who no longer owns any Preferred Stock, Warrants or Registrable Securities without its consent. Neither Article VI nor Article VII hereof may be amended or waived in a manner adverse to a Purchaser without its consent.

XI. MISCELLANEOUS
    -------------

         11.1 A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

         11.2 Any notices herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by confirmed facsimile, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

                  If to the Company:

                           Starbase Corporation
                           4 Hutton Centre Drive, Suite 800
                           Santa Ana, CA  92707
                           Attention: Chief Financial Officer


                           If to Purchaser:

                           Talisman Capital Opportunity Fund Ltd.
                           16101 LaGrande Drive, Suite 100
                           Little Rock, AR  72223
                           Attn: Brian Ladin


and if to any other Purchaser, at such address as such Purchaser, shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11.2.

         11.3 Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         11.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the jurisdiction of the federal courts located in the State of New York and the state courts of the State of New York located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. Each party irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties hereto further agree that service of process upon the parties hereto mailed by first class mail shall be deemed in every respect effective service of process upon each such party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         11.5 This Agreement, the Preferred Stock, Warrants and the Securities Purchase Agreement (including all schedules and exhibits thereto and all certificates and opinions required thereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Preferred Stock, the Warrants and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

         11.6 Subject to the requirements of Article IX hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. Notwithstanding anything to the contrary contained herein, including, without limitation, Article IX, the rights of a Holder hereunder shall be assignable to and exercisable by a bona fide pledgee of the Registrable Securities in connection with a Holder's margin or brokerage accounts.

         11.7 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         11.8 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto, by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         11.9 Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         11.10 All consents and other determinations to be made by the Purchasers or the Purchaser pursuant to this Agreement shall be made by the Purchasers or the Purchaser holding a majority of the Registrable Securities (determined as if all Preferred Stock then outstanding had been exchanged into Registrable Securities) held by all Purchasers or Purchaser, as the case may be.

         11.11 The initial number of Registrable Securities included on any Registration Statement and each increase to the number of Registrable Securities included thereon shall be allocated pro rata among the Purchasers based on the number of Registrable Securities held by each Purchaser at the time of such establishment or increase, as the case may be. In the event a Purchaser shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Purchasers, pro rata based on the number of shares of Registrable Securities then held by such Purchasers. For purposes of making the pro rata allocations set forth in this paragraph, all Preferred Stock then outstanding shall be deemed to have been exchanged into Registrable Securities.

         11.12 If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

                                      * * *

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                    STARBASE CORPORATION



                                    By: ______________________________________
                                    Its: ___________________________________